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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Perry Bancorp, Inc.
Marysville, Pennsylvania

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated September 11, 2008, relating to the consolidated financial statements of First Perry Bancorp, Inc. which is contained in that Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

/s/ BEARD MILLER COMPANY LLP
Beard Miller Company LLP Harrisburg, Pennsylvania

September 11, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm